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                               PRELIMINARY COPY

                         BARRETT RESOURCES CORPORATION

      THIS REVOCATION OF CONSENT IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF BARRETT RESOURCES CORPORATION ("BARRETT") IN OPPOSITION
      TO THE SHELL CONSENT SOLICITATION BY SHELL OIL COMPANY ("SHELL"), THROUGH ITS WHOLLY-OWNED SUBSIDIARY SRM ACQUISITION COMPANY ("SUB")

The undersigned, a holder of shares of common stock, par value $.01 per share, of Barrett, is acting with respect to all the shares of common stock of Barrett held by the undersigned, and hereby revokes any and all consents that the undersigned may have given in respect of the following proposals:
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[X]  PLEASE MARK VOTE
     AS IN THIS EXAMPLE.

THE BOARD OF DIRECTORS OF BARRETT UNANIMOUSLY RECOMMENDS A "REVOKE CONSENT" ON EACH PROPOSAL SET FORTH BELOW. PLEASE SIGN, DATE AND MAIL THIS CONSENT REVOCATION CARD TODAY.

1. Proposal made by Shell to remove, without cause, all of the members of Barrett's Board of Directors in office immediately prior to the effectiveness of Shell's removal action, including without limitation, Peter
    A. Dea, C. Robert Buford, Derrill Cody, James M. Fitzgibbons, Hennie L.J.M. Gieskes, William W. Grant, III and Philippe S.E. Schreiber.

    REVOKE CONSENT [_]   DO NOT REVOKE CONSENT [_]   ABSTAIN [_]

INSTRUCTIONS: To revoke consent, withhold revocation of consent or abstain from consenting to the election of all the persons named in the above proposal, check the appropriate box. If you wish to revoke the consent to the election of certain of the persons named above, but not all of them, check the "Revoke Consent" box and write the name of each such person as to whom you do not wish to revoke consent in the following space:

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2.  Proposal made by Shell to elect each of Francis L. Durand, R. W. Leftwich and J. Hugh Roff, Jr. (together, the "Shell Nominees") as a member of Barrett's Board of Directors.

    REVOKE CONSENT [_]   DO NOT REVOKE CONSENT [_]   ABSTAIN [_]

INSTRUCTIONS: To revoke consent, withhold revocation of consent or abstain from consenting to the removal of all the persons named in the above proposal, check the appropriate box. If you wish to revoke the consent to the removal of certain of the persons named above, but not all of them, check the "revoke consent" box and write the name of each such person as to whom you do not wish to revoke consent in the following space:

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Note: According to Shell, the effectiveness of Shell's Proposal 2 is subject to, and conditioned on, all members of Barrett's Board of Directors prior to the election of the Shell Nominees having been removed in accordance with Shell's Proposal 1 or otherwise having ceased to be directors of Barrett.

IF NO DIRECTION IS MADE WITH RESPECT TO ONE OR MORE OF THE FOREGOING PROPOSALS, OR IF YOU MARK EITHER THE "REVOKE CONSENT" OR "ABSTAIN" BOX WITH RESPECT TO ONE OR MORE OF THE FOREGOING PROPOSALS, THIS REVOCATION OF CONSENT WILL REVOKE ALL PREVIOUSLY EXECUTED CONSENTS WITH RESPECT TO SUCH PROPOSALS.


                           Dated:_____________________________________________

                           ___________________________________________________
                           Signature

                           ___________________________________________________
                           Signature, if held jointly

                           ___________________________________________________
                           Title of Authority

                           Please sign exactly as name appears hereon. If shares are held jointly, each stockholder should sign. When signing as attorney, executor, administrator, trustee, guardian, corporate officer, etc., give full title as such. Please sign, date and mail your Revocation of Consent promptly in the enclosed postage-paid envelope.

                           If you have any questions or need assistance, please contact Innisfree M&A Incorporated, which is assisting Barrett in this solicitation of consent revocations. Call toll free: (888) 750-5834.